CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Balanced Fund, the John Hancock Large Cap Equity Fund (formerly, Large Cap Value Fund), and the John Hancock Sovereign Investors Fund (funds comprising the John Hancock Investment Trust) in the John Hancock Equity Funds Prospectus, the John Hancock Balanced Fund - Institutional Class I Shares Prospectus, the John Hancock Equity Funds - Institutional Class I Shares Prospectus, and the John Hancock Sovereign Investors Fund - Institutional Class I Shares Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Balanced Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, the John Hancock Large Cap Equity Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, and the John Hancock Sovereign Investors Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment No. 93 to the Registration Statement (Form N-1A, No 2-10156) of our reports dated February 8, 2002 on the financial statements and financial highlights of John Hancock Balanced Fund and John Hancock Large Cap Equity Fund, and John Hancock Sovereign Investors Fund (funds comprising the John Hancock Investment Trust).



                                                   /s/ERNST & YOUNG LLP
                                                   --------------------

Boston, Massachusetts
February 22, 2002